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                                                                     Exhibit 5.1

                           JONES, DAY, REAVIS & POGUE
                                   Northpoint
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114





                                  March 1, 1999

Argo-Tech Corporation
23555 Euclid Avenue
Cleveland, Ohio  44117

                           Re:      $55,000,000 aggregate principal amount of
                                    8 5/8% Senior Subordinated Notes due 2007
                                    of Argo-Tech Corporation
                                    --------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel for Argo-Tech Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale of $55,000,000 aggregate principal amount of 8-5/8% Senior Subordinated Notes due 2007, which have been registered under the Securities Act of 1933 (the "New Notes") pursuant to the Indenture (the "Indenture"), dated as of December 17, 1998, by and between the Company, the Subsidiary Guarantors signatory thereto (the "Subsidiary Guarantors") and Harris Trust and Savings Bank, as Trustee ("Trustee") and a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of December 17, 1998, by and between the Company, the Subsidiary Guarantors and Chase Securities Inc. Terms used in this memorandum which are defined in the Indenture and Registration Rights Agreement and have the same meaning when used herein.

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that:

                  The New Notes have been duly authorized, and when duly executed by the authorized officers of the Company and the Subsidiary Guarantors, authenticated by the Trustee and issued in accordance with the Indenture and the Registration Rights Agreement, will be binding obligations of the Company and the Subsidiary Guarantors, entitled to the benefits of the Indenture.


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                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-4 filed by the Company to effect the registration of the New Notes under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                        Very truly yours,



                                        /s/ Jones, Day, Reavis & Pogue